EXHIBIT 99.1
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                                        August 21, 2002


Ms. Elizabeth Melnik
Secretary
Actrade Financial Technologies Ltd.
7 Penn Plaza, Suite 422
New York, New York

Dear Ms. Melnik:

                  In light of the recent cessataion of operations of Actrade Resources, Inc., a business to which I devoted a great deal of energy, and in order to permit the Company to use its substantial cash assets to rebuild its business with a minimum of controversy, I hereby resign me positions as Chairman of the Board and Director of Actrade Financial Technologies, ltd., and any positions I may hold with any of its subsidiaries.


                                        Very truly yours,

                                        /s/ Amos Aharoni
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                                        Amos Aharoni